SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant                              [ X ]

Filed by a party other than the registrant           [   ]

Check the appropriate box:

[  ] Preliminary proxy statement                     [  ] Confidential, for
                                                          use of the
                                                          Commission only
                                                         (as permitted
                                                          Rule 14a-6(e)(2)

[   ]    Definitive proxy statement

[ X ]    Definitive additional materials

[   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                (Name of Registrant as Specified in Its Charter)
                    TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST

                   (Name of Person(s) Filing Proxy Statement)
                    TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST

Payment of filing fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and O-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[  ]  Fee paid previously with preliminary material.

[  ] Check box if any part of the fee is offset as  provided  by  Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedule or registration statement no.:

        (3)  Filing party:

         (4)  Date filed:

                    TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST
                             500 East Broward Blvd.
                                   Suite 2100
                       Ft. Lauderdale, Florida 33394-3091

                                                       March 3, 1997

Dear Shareholder:

         You should have recently received proxy materials for the Annual Meeting of Shareholders (the "Meeting") of Templeton Global Governments Income Trust (the "Trust") to be held on March 25, 1997. The matters to be considered at the Meeting include a shareholder proposal to amend the Trust's Declaration of Trust to convert the Trust from a closed-end investment company to an open-end investment company. The proposal was submitted by a shareholder concerned that the Trust's shares are currently trading at a discount from net asset value. Although the Board of Trustees shares this concern, it continues to recommend that you vote AGAINST the shareholder proposal.

   As stated in the proxy materials, the Board believes it is in the best inter-ests of the Trust and its shareholders, for the Trust to continue to operate as a closed-end investment company. The Board reviews the operations of the Trust on an ongoing basis in order to serve the best interests of the Trust and its shareholders. At its most recent meeting, the Board approved an open market (that is, on the New York Stock Exchange) share repurchase program, pursuant to which the Trust may, from time to time at the discretion of management, purchase up to 2 million shares of the Trust's shares of beneficial interest (approximately 10% of the shares outstanding) in open-market transactions. A copy of the press release announcing the share repurchase program is enclosed.

         The share repurchase program is intended to benefit shareholders by enabling the Trust to acquire its own shares at a discount to net asset value, thereby increasing the proportionate interest in the Trust of each remaining shareholder. Although the success of such a program cannot be predicted, it is hoped that the share repurchase program will help bring the market price of the Trust's shares closer to their net asset value. At the same time, the repurchase program will permit the Trust to ontinue to benefit from operating as a closed-end investment company.

         Also enclosed is an additional proxy card which you may use to have your shares voted at the Meeting, if you have not already done so. IF YOU HAVE ALREADY SUBMITTED A PROXY CARD AND WISH TO REVOKE OR CHANGE YOUR VOTE, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. he prior proxy card that you submitted will be disregarded in favor of the more recent proxy card that you return.

         We appreciate your participation and prompt response in this matter, and thank you for your continued support. Please call our toll-free number 1-800/DIAL-BEN if you have disposed of your original proxy materials or otherwise require additional copies of them.

                                   Sincerely,

                                   /s/ Gregory E. McGowan
                                    PRESIDENT

                    TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST

                            Broward Financial Centre

                        500 East Broward Blvd./Suite 2100

                          Ft. Lauderdale, FL 33394-3091

                                Tel: 954/527-7500

------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

Contact Holly Gibson at 415/312-4701.

                    TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST
                 ANNOUNCES OPEN MARKET SHARE REPURCHASE PROGRAM

Ft. Lauderdale, Florida, February 26, 1997. TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST (THE "TRUST") (NEW YORK STOCK EXCHANGE: TGG), a closed-end management investment company, announced today that the Board of Trustees of the Trust has authorized management to implement an open-market share repurchase program pursuant to which the Trust from time to time at the discretion of management may purchase up to an aggregate of 2 million shares of the Trust's shares of beneficial interest (approximately 10% of the shares outstanding on February 18, 1997) in open-market transactions.

The Trust is designed for investors seeking a high level of current income consistent with the preservation of capital through investing in debt securities of government entities of various nations throughout the world. The Trust's investment manager is the Templeton Global Bond Managers Division of Templeton Investment Counsel, Inc., and Neil S. Devlin is the Trust's lead portfolio manager. The Trust currently has total assets in excess of $188 million.

The Trust's investment manager is a subsidiary of Franklin Resources, Inc. (NYSE: BEN). Franklin's main business is the $186 billion Franklin Templeton Group. Franklin has its headquarters at 777 Mariners Island Blvd., San Mateo, California 94404.

                                      # # #

PROXY            TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST            PROXY

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 25, 1997
                              PLEASE VOTE PROMPTLY

           This Proxy is Solicited on behalf of the Board of Trustees

      The undersigned hereby appoints BARBARA J. GREEN and JOHN K. CARTER, and each of them, with full power of substitution, as proxies to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of Templeton Global Governments Income Trust (the "Trust") to be held at the Trust's offices, 500 East Broward Blvd., Ft. Lauderdale, Florida 33394-3091, on Tuesday, March 25, 1997 at 10:00 A.M., EST, and at any adjournment thereof, according to the number of votes and as fully as if personally present.



                 (Continued and to be signed on the other side)

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Please mark boxes [ ] or [X] in blue or black ink.

1. ELECTION OF TRUSTEES:

THE TRUSTEES RECOMMEND YOU VOTE "FOR" ELECTING OF ALL NOMINEES FOR DIRECTOR.

  [ ] FOR THE NOMINEES                              [ ] WITHHOLD AUTHORITY
                                       (except as marked to the contrary below)
                                     (to vote for all nominees listed below)

   Betty P. Krahmer, Nicholas F. Brady, Charles B. Johnson and Edith E. Holiday (INSTRUCTION: To withhold authority to vote for any idividual nominee, write that nominee's name on the space provided below.)

------------------------------------------------------------------------------

2. Ratification of the selection of McGladrey & Pullen, LLP as independent public accountants for the Trust for the fiscal year ending August 31, 1997.

THE TRUSTEES RECOMMEND YOU VOTE "FOR" PROPOSAL 2.

                         FOR     [ ]      AGAINST    [ ]     ABSTAIN    [ ]

3. To amend the Trust's Declaration of Trust to convert the Trust to an open-end investment company.

THE TRUSTEES RECOMMEND YOU VOTE "AGAINST" PROPOSAL 3.


                        FOR     [ ]      AGAINST    [ ]     ABSTAIN    [ ]

4. In their discretion, the Proxyholders are authorized to vote upon such other matters whcih may legally come before the Meeting or any adjournments thereof.

THE TRUSTEES RECOMMEND YOU VOTE "FOR" PROPOSAL 4.


                        FOR     [ ]      AGAINST    [ ]     ABSTAIN    [ ]

 This Proxy when properly executed will be voted in the manner (or not voted) as specified. If no specification is made, the Proxy will be voted FOR all nominees for Trustee in Proposal 1, in favor of Proposal 2, AGAINST Proposal 3 and within the discretion of the Proxyholders as to Proposal 4.

     Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

 Dated _______________________________________________________


       ______________________________________________________
                            Signature

       ________________________________________________________
                             Signature
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